UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On March 27, 2024, Vaccinex, Inc. (the “Company”) entered into a securities purchase agreement (the “RDO Purchase Agreement”) pursuant to which it agreed to issue and sell to the purchasers named therein (i) an aggregate of 193,000 shares (the “RDO Shares”) of the Company’s common stock (“Common Stock”) in a public offering and (ii) warrants (the “PIPE Warrants”) to purchase up to 193,000 shares of Common Stock in a concurrent private placement (collectively, the “AGP Transactions”). The RDO Shares and PIPE Warrants were sold at a combined price of $7.77 per RDO Share and accompanying PIPE Warrant. The offer and sale of the RDO Shares was made pursuant to the Company’s currently effective registration statement on Form S-3, as amended (File No. 333-271074). The AGP Transactions closed on March 28, 2024 for aggregate gross proceeds of approximately $1.5 million.

Each PIPE Warrant has an initial exercise price equal to $7.64 per share, is immediately exercisable, and expires March 28, 2029. The Company has the right to “call” any portion of a holder’s PIPE Warrants by delivering a call notice to the holder within 30 days after the Company publicly announces an increase in pepinemab-treated patients relative to placebo-treated patients, with statistical significance having a p-value of less than or equal to 0.05, in the change of the FDG-PET standard uptake value ratio for brain metabolism between baseline and month 12 as assessed by [18F]fluorodeoxyglucose (FDG)-PET in the resting state following administration of 40 mg/kg pepinemab or placebo, as applicable, as described in the protocol for the Company’s SIGNAL-AD Alzheimer’s disease study and the associated Statistical Analysis Plan (the “Positive Data Release”). After delivery of a call notice, the PIPE Warrants will continue to be exercisable. Each PIPE Warrant will be canceled and no longer exercisable to the extent the holder fails to timely exercise the PIPE Warrant for the called portion thereof within 20 trading days following the Company’s issuance of a call notice, provided that to the extent the exercise of a called portion of a PIPE Warrant would cause the holder to hold Common Stock in excess of a specified beneficial ownership limitation, upon exercise of such portion, as set forth in the PIPE Warrant, instead of shares being issued, the exercise would result in the modification of the terms of such portion to be consistent with the terms of a pre-funded warrant.

The RDO Purchase Agreement prohibits the Company, through June 26, 2024, from (i) issuing, agreeing to issue, or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, including the Additional Private Placement and the ADDF Transaction (each as defined below), (ii) filing any registration statement or amendment or supplement thereto, subject to certain exceptions, or (iii) selling and issuing shares of Common Stock in an “at-the-market” offering under the Company’s existing at-the-market sales program. The RDO Purchase Agreement also prohibits the Company, until September 24, 2024, from effecting or entering into an agreement to effect any issuance by the Company of shares of Common Stock or Common Stock equivalents involving certain variable rate transactions. In addition, pursuant to the RDO Purchase Agreement, the Company’s executive officers and directors entered into customary lock-up agreements pursuant to which they agreed until May 12, 2024 not to sell or transfer any shares of Common Stock beneficially owned by them or securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock, subject to certain exceptions.

The sale of the PIPE Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the PIPE Warrants were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. Pursuant to the RDO Purchase Agreement, the Company agreed to file a registration statement providing for the resale by the purchasers of the PIPE Warrants and the shares of Common Stock issuable upon exercise of the PIPE Warrants by April 27, 2024, and to use commercially reasonable efforts to cause such registration statement to become effective by May 27, 2024.

In connection with the AGP Transactions, on March 27, 2024, the Company entered into a financial advisory agreement (the “Advisory Agreement”) with A.G.P./Alliance Global Partners (the “Financial Advisor”). Pursuant to the terms of the Advisory Agreement, the Company agreed to pay the Financial Advisor a cash fee equal to $140,000 and to reimburse the Financial Advisor for accountable legal expenses incurred in connection with the Offering in the amount of $75,000.

The descriptions of the terms and conditions of the form of PIPE Warrant and the form of RDO Purchase Agreement are qualified by reference to the full text of such documents, which are attached hereto as Exhibits 4.1 and 10.1, respectively.

Additional Private Placement

On March 27, 2024, the Company entered into a securities purchase agreement (the “Private Placement Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the purchasers named therein (the “Private Placement Investors”) an aggregate of 159,683 shares (“Private Placement Shares”) of Common Stock together with warrants (“Private Placement Warrants”) to purchase up to 159,683 shares of Common Stock at a combined price of $7.77 per Private Placement Share and accompanying Private Placement Warrant (together, the “Private Placement Securities”) (the “Additional Private Placement”). The Additional Private Placement closed on March 28, 2024 for aggregate gross proceeds to the Company of approximately $1.25 million.

Each Private Placement Warrant has an initial exercise price of $7.64 per share, is immediately exercisable, and expires March 28, 2029. The Company will have the right to “call” the exercise of any portion of a holder’s Private Placement Warrants by delivering a call notice to the holder within 120 days after the Positive Data Release. After delivery of a call notice, the Private Placement Warrants will continue to be exercisable. Each Private Placement Warrant will be canceled and no longer exercisable to the extent the holder fails to timely exercise the Private Placement Warrant for the called portion thereof within 30 trading days following the Company’s issuance of a call notice, provided that to the extent the exercise of a called portion of a PIPE Warrant would cause the holder to hold Common Stock in excess of any specified beneficial ownership limitation, upon exercise of such portion instead of shares being issued, the exercise would result in the modification of the terms of such portion to be consistent with the terms of a pre-funded warrant.

Among the Private Placement Investors are FCMI Parent Co. (“FCMI”), which is controlled by Albert D. Friedberg, chair of the Board of Directors of the Company (the “Board”), and Vaccinex (Rochester), L.L.C. (together with FCMI, the “Related Entities”), which is controlled by Maurice Zauderer, Ph.D., the Company’s president, chief executive officer and a member of the Board.

The sale of the Private Placement Securities was not registered under the Securities Act, and the Private Placement Securities were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. Each of the Private Placement Investors represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, was acquiring the Private Placement Securities for its own account, and had no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Private Placement Securities. The Private Placement Securities were offered and sold without any general solicitation by the Company or its representatives.

The descriptions of the terms and conditions of the form of Private Placement Warrant and the form of Private Placement Purchase Agreement are qualified by reference to the full text of such documents, which are attached hereto as Exhibits 4.2 and 10.2, respectively.

ADDF Transaction

On March 29, 2024, the Company sold to the Alzheimer’s Drug Discovery Foundation (“ADDF”) shares of a newly designated series of preferred stock of the Company, the Series A Preferred Stock (the “Preferred Shares”), together with warrants to purchase up to 229,057 shares of Common Stock (“ADDF Warrants” and, together with the Preferred Shares, the “ADDF Securities”) for aggregate gross proceeds of $1.75 million. The Company sold the ADDF Securities pursuant to a securities purchase agreement (the “ADDF Purchase Agreement”) dated March 29, 2024 between the Company and ADDF (the “ADDF

Transaction”). The Preferred Shares are convertible at the election of the holder at any time after the public announcement by the Company of top-line data from its SIGNAL-AD Alzheimer’s disease study (the “Data Release”) into shares of Common Stock (the “Conversion Shares”) at a conversion price (the “Conversion Price”) equal to the greater of (a) $7.77 per share of Common Stock and (b)(i) the volume weighted average price of the Common Stock for the last three trading days prior to delivery of the conversion notice if the Common Stock is traded on a Trading Market (as defined in the ADDF Purchase Agreement) or if its prices are reported on OTCQB or OTCQX, (ii) the most recent bid price of the Common Stock if it is then traded on The Pink Open Market, or (iii) in all other cases the fair market value of the Common Stock as determined by an independent appraiser.

The Series A Preferred Stock is non-voting, has no mandatory redemption, and carries an annual 5% cumulative dividend, increasing by 2% each year, which dividend rate shall not exceed 12%. The Company also agreed that so long as the Series A Preferred Stock is outstanding, the Company will not, without the written consent of the holders of 50.1% of the Series A Preferred Stock, (i) amend, alter, or repeal any provision of the Company’s certificate of incorporation or bylaws in a manner adverse to the Series A Preferred Stock or (ii) until March 29, 2026, incur any indebtedness for borrowed money in excess of $1.0 million. The Series A Preferred Stock is subject to a call right providing the Company the right to call the stock at any time after a Positive Data Release, with certain additional conditions.

Each ADDF Warrant has an initial exercise price of $7.64 per share, is immediately exercisable, and expires March 29, 2029. The Company will have the right to “call” the exercise of any portion of a holder’s ADDF Warrants by delivering a call notice to the holder at any time after the Positive Data Release. After delivery of a call notice, the ADDF Warrants will continue to be exercisable. Each ADDF Warrant will be canceled and no longer exercisable to the extent the holder fails to timely exercise the ADDF Warrant for the called portion thereof within 30 trading days following the Company’s issuance of a call notice.

The sale of the ADDF Securities was not registered under the Securities Act, and the ADDF Securities were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. ADDF represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, was acquiring the ADDF Securities for its own account, and had no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such ADDF Securities. The ADDF Securities were offered and sold without any general solicitation by the Company or its representatives.

In connection with the ADDF Transaction, on March 29, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with ADDF pursuant to which the Company agreed, among other things, to file with the SEC a registration statement covering the resale of the Conversion Shares and shares of Common Stock underlying the ADDF Warrants by June 27, 2024, and to use commercially reasonable efforts to cause such registration statement to become effective on or prior to 30 calendar days after the filing of the registration statement.

The descriptions of the terms and conditions of the ADDF Warrant, the ADDF Purchase Agreement, and the Registration Rights Agreement are qualified by reference to the full text of such documents, which are attached hereto as Exhibits 4.3, 10.3, and 10.4, respectively.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or a solicitation of an offer to buy shares of Common Stock or Series A Preferred Stock, warrants to purchase shares of Common Stock, or any other securities of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2024, the Company filed the Certificate of Designation of Series A Preferred Stock (the “Certificate”) with the Delaware Secretary of State, creating the Series A Preferred Stock and establishing the rights, preferences and other terms of the Series A Preferred Stock, and issued the Series A Preferred Stock. A summary of the material terms of the Certificate is set forth below.

Security	Series A Preferred Stock, par value $0.001 per share.

Ranking, with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series A Preferred Stock ranks senior to the Company’s Common Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up.

Original Issue Price	$175,000 per share of Series A Preferred Stock.

Dividend	Holders of Series A Preferred Stock are entitled to receive dividends accruing daily on a cumulative basis payable at a fixed rate of 5% per annum per share on the Original Issue Price, which rate will automatically increase by 2% every year that the Series A Preferred Stock remains outstanding, provided that such rate per annum shall not exceed 12% of the Original Issue Price per annum. The Series A Preferred Stock will also participate on an as-converted basis in any regular or special dividends paid to holders of the Common Stock.

Redemption	The Series A Preferred Stock is subject to the Company’s right to call the Series A Preferred Stock for $175,000 per share at any time after a Positive Data Release (the “Preferred Call Right”), provided that (i) the holder is not in possession of any material nonpublic information that was provided by the Company or any of its directors, directors, employees, agents, or affiliates and (ii) there is an effective resale registration statement on file covering the underlying Common Stock.

Conversion Rights	The holders of the Series A Preferred Stock may elect to convert the Series A Preferred Stock into shares of the Common Stock, at the Conversion Price, at any time after the Data Release, which right is subject to termination on the last full day preceding the proposed effective date for exercise of the Preferred Call Right or the date fixed for redemption upon a Deemed Liquidation Event (generally defined to include certain fundamental transactions involving the company including a merger or sale of substantially all of the Company’s assets) or on a liquidation, dissolution or winding up of the Company.

Consent Rights	As long as the Series A Preferred Stock is outstanding, the Company will not, without the written consent of the holders of 50.1% of the Series A Preferred Stock, (i) amend, alter, or repeal any provision of the Company’s Certificate of Incorporation or Bylaws in a manner adverse to the Series A Preferred Stock, or (ii) for two years from the initial issue date of March 28, 2024, incur any indebtedness for borrowed money in excess of $1.0 million.

Voting	The holders of outstanding shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock on any matter presented to the Company’s stockholders, except as required by law or as specifically set forth in the Certificate.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Company is required to first pay the Series A Preferred Stock holders an amount per share equal to the greater of (i) the Original Issue Price plus Accruing Dividends accrued but unpaid on each share of Series A Preferred Stock and (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

No Maturity and No Sinking Fund	The Series A Preferred Stock will have no stated maturity and will not be subject to any sinking fund.

The foregoing description of the Certificate and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate, which is attached hereto as Exhibit 3.1. Capitalized terms used in this Item 5.03 but not defined herein shall have the meanings set forth in the Certificate.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series A Preferred Stock

4.1	Form of Common Stock Purchase Warrant for the AGP Transactions, dated March 28, 2024

4.2	Form of Common Stock Purchase Warrant for Private Placement, dated March 28, 2024

4.3	Common Stock Purchase Warrant issued to Alzheimer’s Drug Discovery Foundation, dated March 29, 2024

10.1	Form of Securities Purchase Agreement for the AGP Transactions, by and between the Company and each purchaser identified on the signature pages thereto, dated as of March 27, 2024

10.2	Form of Securities Purchase Agreement for the Additional Private Placement, by and between the Company and each purchaser identified on the signature pages thereto, dated as of March 27, 2024

10.3	Securities Purchase Agreement, by and between the Company and Alzheimer’s Drug Discovery Foundation, dated as of March 29, 2024

10.4	Registration Rights Agreement, by and between the Company and Alzheimer’s Drug Discovery Foundation, dated as of March 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: April 1, 2024	By:	/s/ Maurice Zauderer
Maurice Zauderer
Chief Executive Officer